                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT
      Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):   JULY 19, 1999



                        FIRSTWORLD COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)




               DELAWARE                 0-24953            33-0521976
     (State or other jurisdiction     (Commission      (I.R.S. Employer
          of incorporation)           File Number)     Identification No.)



       7100 E. BELLEVIEW AVENUE, SUITE 210,
           GREENWOOD VILLAGE, COLORADO                            80111
     (Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number, including area code:  (303) 874-8010


                               Page 1 of 2 Pages

ITEM 5. OTHER EVENTS

        FirstWorld Communications, Inc., a Delaware corporation (the "Company"),
                                                                      -------
announced on July 19, 1999 that it has acquired all of the outstanding capital stock of InteleNet Communications, Inc., a California corporation ("Intelenet"),
                                                                    ---------
for approximately $16 million (less debt and deferred revenue) and approximately 875,000 shares of the Company's Series B Common Stock, par value of $.0001 per share. A copy of the press release of the Company is attached hereto as Exhibit
99.1 and incorporated herein by reference.


                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


        Date: July 30, 1999          FIRSTWORLD COMMUNICATIONS, INC.



                                     By:   /s/  Sheldon S. Ohringer
                                           ------------------------
                                           Sheldon S. Ohringer
                                           Chief Executive Officer and President


                                 EXHIBITS INDEX

Exhibit     Description
-------     -----------

99.1 Press Release, dated July 19, 1999, issued by the Company announcing the acquisition of InteleNet.


                               Page 2 of 2 Pages